Exhibit 99.1
Everspin Reports Unaudited Third Quarter 2025 Financial Results
Chandler, AZ, November 5, 2025—Everspin Technologies, Inc. (NASDAQ: MRAM), the world’s leading developer and manufacturer of magnetoresistive random access memory (MRAM) persistent memory solutions, today announced preliminary unaudited financial results for the third quarter ended September 30, 2025.
“Our third quarter results were driven by continued strength in Low Earth Orbital Satellite, Casino Gaming and Energy Managementent applications,” said Sanjeev Aggarwal, President and Chief Executive Officer. “We are further strengthening our position in these and other markets through internal development and expanding our partnerships. ”
Third Quarter 2025 Results
•Total revenue of $14.1 million, compared to $12.1 million in the third quarter of 2024.
•MRAM product sales, which include both Toggle and STT-MRAM revenue, of $12.7 million, compared to $10.4 million in the third quarter of 2024.
•Licensing, royalty, patent, and other revenue of $1.4 million, compared to $1.7 million in the third quarter of 2024.
•Gross margin of 51.3%, compared to 49.2% in the third quarter of 2024.
•GAAP operating expenses of $8.8 million, compared to $8.1 million in the third quarter of 2024.
•Interest and Other income, net of $1.6 million, compared to $4.4 million in the third quarter of 2024.
•GAAP net income of $54,000, or $0.00 per diluted share, compared to net income of $2.3 million, or $0.10 per diluted share, in the third quarter of 2024.
•Non-GAAP net income of $1.5 million, or $0.06 per diluted share, compared to non-GAAP net income of $3.8 million, or $0.17 per diluted share, in the third quarter of 2024.
•Cash and cash equivalents as of September 30, 2025, increased by $3.2 million to $45.3 million since December 31, 2024.
“We are pleased with our third quarter results, which were in line with our expectations, driven by increasing product revenue. Our balance sheet remains strong and gives us the flexibility to invest in opportunities that will drive future growth, while delivering consistent execution combined with prudent expense management,” said Bill Cooper, Everspin’s Chief Financial Officer.
Business Outlook
For the fourth quarter 2025, Everspin expects total revenue in a range of $14.0 million to $15.0 million and GAAP net income per diluted share to be between $0.02 and $0.07. Non-GAAP net income per diluted share is anticipated to be between $0.08 and $0.13.
A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges are impacted by the timing of employee stock transactions, the future fair market value of Everspin’s common stock, and Everspin’s future hiring and retention needs, all of which are difficult to predict and subject to constant change. These factors could be material to Everspin’s results computed in accordance with GAAP. This outlook is dependent on Everspin's current expectations, which may be impacted by, among other things, evolving external conditions, such as public health-related events or outbreaks, local safety guidelines, worsening impacts due to supply chain constraints or interruptions, including recent market volatility, semiconductor downturn and the other risk factors described in Everspin's filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its Quarterly Reports on Form 10-Q filed with the SEC during 2025, as well as in its subsequent filings with the SEC.

Use of Non-GAAP Financial Measures
Everspin supplements the reporting of its financial information determined under generally accepted accounting principles in the United States of America (GAAP) with Non-GAAP financial measures including gross profit, gross margin, operating expenses, operating income (loss), operating margin, net income (loss), and EPS which are defined as the GAAP financial measures excluding the effect of stock-based compensation charges. Everspin’s GAAP tax rate is effectively zero due to NOL carryforwards, thus a Non-GAAP tax rate is not included as a Non-GAAP financial measure.
Everspin’s management and board of directors use these non-GAAP measures to understand and evaluate its operating performance and trends, to prepare and approve its annual budget and to develop short-term and long-term operating and financing plans. Accordingly, Everspin believes that these non-GAAP measures provide useful information for investors in understanding and evaluating its operating results in the same manner as its management and board of directors. These non-GAAP financial measures should be considered in addition to, not as superior to, or as a substitute for, financial measures reported in accordance with GAAP. Moreover, other companies may define these non-GAAP measures differently, which limits the usefulness of this measure for comparisons with such other companies. Everspin encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.
Conference Call
Everspin will host a conference call to discuss its third quarter 2025 results on Wednesday, November 5, 2025, at 5:00 p.m. Eastern Time.
Dial-in details: To access the call by phone, please go to this link and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.
The live webcast of the call will be accessible on Everspin’s website at investor.everspin.com. Approximately two hours after the conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of Everspin’s website for twelve months.
About Everspin Technologies
Everspin Technologies, Inc. is the world’s leading provider of magnetoresistive RAM (MRAM). Everspin MRAM delivers the industry’s most robust, highest-performance non-volatile memory for industrial IoT, data centers and other mission-critical applications where data persistence is paramount. Headquartered in Chandler, Arizona, Everspin provides commercially available MRAM solutions to a large and diverse customer base. For more information, visit www.everspin.com. NASDAQ: MRAM.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future results that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the statements made under the caption “Business Outlook.” Forward-looking statements are identified by words such as “expects” or similar expressions. These include, but are not limited to, Everspin’s future financial performance, including the outlook for fourth quarter 2025 results. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks set forth under the caption “Risk Factors” in Everspin’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025, and its Quarterly Reports on Form 10-Q filed with the SEC during 2025, as well as in its subsequent filings with the SEC. Any forward-looking statements made by Everspin in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations:
Monica Gould
The Blueshirt Group
T: 212-871-3927
ir@everspin.com

EVERSPIN TECHNOLOGIES, INC.
Condensed Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$45,257	$42,097
Accounts receivable, net	8,688	11,722
Inventory	11,819	9,110
Prepaid expenses and other current assets	874	1,272
Total current assets	66,638	64,201
Property and equipment, net	4,074	3,220
Intangible assets, net	2,146	3,416
Right-of-use assets	3,581	4,549
Other assets	3,833	2,403
Total assets	$80,272	$77,789

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,808	$2,278
Accrued liabilities	2,980	2,449
Deferred revenue	965	78
Lease liabilities, current portion	1,361	1,306
Contract obligations	2,523	2,034
Software liabilities, current portion	1,769	1,769
Total current liabilities	11,406	9,914
Lease liabilities, net of current portion	2,307	3,336
Software liabilities, net of current portion	465	1,784
Long-term income tax liability	273	162
Total liabilities	$14,451	$15,196
Commitments and contingencies (Note 5)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 22,756,779 and 22,059,697 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	204,470	199,460
Accumulated deficit	(138,651)	(136,869)
Total stockholders’ equity	65,821	62,593
Total liabilities and stockholders’ equity	$80,272	$77,789

EVERSPIN TECHNOLOGIES, INC.
Condensed Statements of Operations and Comprehensive Income (Loss)
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Product sales	$12,690	$10,443	$34,807	$31,190
Licensing, royalty, patent, and other revenue	1,370	1,650	5,592	5,969
Total revenue	14,060	12,093	40,399	37,159
Cost of product sales	6,628	5,751	18,823	16,989
Cost of licensing, royalty, patent, and other revenue	226	390	849	842
Total cost of sales	6,854	6,141	19,672	17,831
Gross profit	7,206	5,952	20,727	19,328
Operating expenses:
Research and development	3,583	3,384	10,519	10,259
General and administrative	3,690	3,363	11,170	10,653
Sales and marketing	1,478	1,320	4,476	3,950
Total operating expenses	8,751	8,067	26,165	24,862
Loss from operations	(1,545)	(2,115)	(5,438)	(5,534)
Interest income	432	463	1,263	1,325
Other income, net	1,164	3,933	2,394	3,862
Net income (loss) before income taxes	51	2,281	(1,781)	(347)
Income tax benefit (expense)	3	(10)	(1)	(86)
Net income (loss) and comprehensive income (loss)	$54	$2,271	$(1,782)	$(433)
Net income (loss) per common share:
Basic	$0.00	$0.10	$(0.08)	$(0.02)
Diluted	$0.00	$0.10	$(0.08)	$(0.02)
Weighted average shares of common stock outstanding:
Basic	22,669,872	21,767,380	22,456,079	21,529,738
Diluted	23,147,119	21,985,175	22,456,079	21,529,738

EVERSPIN TECHNOLOGIES, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(1,782)	$(433)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,561	1,197
Gain on sale of property and equipment	(25)	—
Stock-based compensation	4,403	5,108
Changes in operating assets and liabilities:
Accounts receivable	3,034	147
Inventory	(2,709)	(50)
Prepaid expenses and other current assets	398	(3,597)
Other assets	(17)	(88)
Accounts payable	(590)	236
Accrued liabilities	532	(2,248)
Deferred revenue	887	36
Contract obligations	489	2,953
Lease liabilities, net	44	5
Long-term income tax liability	111	—
Net cash provided by operating activities	7,336	3,266
Cash flows from investing activities
Purchases of property and equipment	(3,239)	(1,302)
Purchases of intangible assets	(1,494)	—
Net cash used in investing activities	(4,733)	(1,302)
Cash flows from financing activities
Payments on finance leases	(50)	—
Proceeds from exercise of stock options and purchase of shares in employee stock purchase plan	607	678
Net cash provided by financing activities	557	678
Net increase in cash and cash equivalents	3,160	2,642
Cash and cash equivalents at beginning of period	42,097	36,946
Cash and cash equivalents at end of period	$45,257	$39,588
Supplementary cash flow information:
Cash paid for taxes	$38	$—
Operating cash flows paid for operating leases	$1,061	$1,049
Financing cash flows paid for finance leases	$50	$47
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for finance lease liabilities	$—	$297
Purchases of property and equipment in accounts payable and accrued liabilities	$302	$36

EVERSPIN TECHNOLOGIES, INC.
Supplemental Quarterly Financial Results
(In thousands, except per share amounts)
(Unaudited)

	GAAP Financial Results
	Three months ended September 30,			Three months ended June 30, 2025
	2025	2024	Y/Y		Q/Q
Revenue	$14,060	$12,093	16%	$13,201	7%
Gross Profit	$7,206	$5,952	21%	$6,768	6%
Gross Margin	51.3%	49.2%	Up 2.1 ppts	51.3%	No Change

Operating Expenses	$8,751	$8,067	8%	$8,729	—%
Operating Income (Loss)	$(1,545)	$(2,115)	27%	$(1,961)	21%
Operating Margin	(11.0)%	(17.5)%	Up 6.5 ppts	(14.9)%	Up 3.9 ppts

Interest and Other Income (Loss)	$1,596	$4,396	(64%)	$1,265	26%
Net Income (Loss)	$54	$2,271	(98%)	$(670)	108%
Diluted Earnings Per Share	$0.00	$0.10	(98%)	$(0.03)	108%

	Non-GAAP Financial Results
	Three months ended September 30,			Three months ended June 30, 2025
	2025	2024	Y/Y		Q/Q
Revenue	$14,060	$12,093	16%	$13,201	7%
Gross Profit	$7,367	$6,169	19%	$6,929	6%
Gross Margin	52.4%	51.0%	Up 1.4 ppts	52.5%	Down 0.1 ppts

Operating Expenses	$7,505	$6,752	11%	$7,471	—%
Operating Income (Loss)	$(138)	$(583)	76%	$(542)	75%
Operating Margin	(1.0)%	(4.8)%	Up 3.8 ppts	(4.1)%	Up 3.1 ppts

Interest and Other Income (Loss)	$1,596	$4,396	(64)%	$1,265	26%
Net Income (Loss)	$1,461	$3,803	(62)%	$749	95%
Diluted Earnings Per Share	$0.06	$0.17	(65)%	$0.03	100%

EVERSPIN TECHNOLOGIES, INC.
Supplemental Reconciliations of GAAP Results to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended
	September 30,				June 30, 2025
	2025		2024
	Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP	$7,206	51.3%	$5,952	49.2%	$6,768	51.3%
Stock-Based Compensation, COGS	161		217		161
Non-GAAP	$7,367	52.4%	$6,169	51.0%	$6,929	52.5%

	Operating Expenses	As a % of Revenue	Operating Expenses	As a % of Revenue	Operating Expenses	As a % of Revenue
GAAP	$8,751	62.2%	$8,067	66.7%	$8,729	66.1%
Stock-Based Compensation, R&D	(424)		(493)		(437)
Stock-Based Compensation, SG&A	$(822)		$(822)		$(821)
Non-GAAP	$7,505	53.4%	$6,752	55.8%	$7,471	56.6%

	Operating Income (Loss)	Operating Margin	Operating Income (Loss)	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP	$(1,545)	(11.0)%	$(2,115)	(17.5)%	$(1,961)	(14.9)%
Stock-Based Compensation	1,407		1,532		1,419
Non-GAAP	$(138)	(1.0)%	$(583)	(4.8)%	$(542)	(4.1)%

	Net Income (Loss)	Earnings Per Share	Net Income (Loss)	Earnings Per Share	Net Income (Loss)	Earnings Per Share
GAAP	$54	$0.00	$2,271	$0.10	$(670)	$(0.03)
Stock-Based Compensation	1,407	0.06	1,532	0.07	1,419	0.06
Non-GAAP	$1,461	$0.06	$3,803	$0.17	$749	$0.03